Exhibit 99.1

PRESS RELEASE

TRIQUINT ANNOUNCES THIRD QUARTER RESULTS

HILLSBORO, OREGON (USA) – October 21, 2009 – TriQuint Semiconductor, Inc (NASDAQ: TQNT), a leading RF front-end product manufacturer and foundry services provider, announces its financial results for the quarter ended September 26, 2009, including the following highlights:

•	Revenue for the third quarter was $173.0 million, up 2% sequentially

•	Net income for the quarter was $10.5 million or $0.07 per share. Non-GAAP net income grew 37% sequentially to $15.7 million or $0.10 per share

•	Cash and investments increased $35.2 million to $134.6 million

•	Acquired TriAccess Technologies, a leading provider of Cable TV (CATV) and Fiber-to-the-Home (FTTH) integrated circuits

•	Signed a Strategic Partner agreement with China’s Huawei Technologies to Supply ‘Green’ Optical products

•	Received Raytheon Space and Airborne Systems’ Four-Star Supplier Excellence Award

•	Won a $16.2 million research contract from U.S. Defense Advanced Research Projects Agency (DARPA)

Commenting on the results for the quarter ended September 26, 2009, Ralph Quinsey, President and Chief Executive Officer, stated “TriQuint revenue, in the last six months, is up 28% compared with the previous six months, demonstrating a strong rebound from the economic slowdown. Non-GAAP net income for Q3 2009 was up 37% sequentially and we finished the quarter with a solid cash position of $134.6 million dollars and no debt. Highlights for the quarter include the acquisition of TriAccess Technologies, a leading provider of cable and fiber-to-the-home devices, an agreement with Huawei Technologies to supply ‘green’ optical products and new DARPA funding for technology investment in very high frequency materials and applications.”

Summary Financial Results for the Quarter Ended September 26, 2009:

Revenue for the third quarter of 2009 was $173.0 million, up 2% sequentially and a decrease of 7% from the third quarter of 2008. All markets enjoyed sequential growth with the networks market growing 13% sequentially, partially due to clearance of excess inventory in the WLAN market.

Net income for the third quarter of 2009 was $10.5 million, or $0.07 per diluted share. Non-GAAP net income for the third quarter grew 37% to $15.7 million, or $0.10 per diluted share. Non-GAAP financial measures exclude stock based compensation charges, a charge for the anticipated settlement of a lawsuit, and certain charges associated with acquisitions. Please see the attached supplemental schedule for a reconciliation of GAAP to non-GAAP financial measures.

Gross margin for the third quarter of 2009 was 33.8%, up from 32.3% in the second quarter of 2009. On a non-GAAP basis, gross margin was 35.0%, up from 33.2% in the prior quarter. Gross margin increased due to improved factory utilization and the elimination of inefficiencies associated with high sequential revenue growth in the second quarter.

Operating expenses for the third quarter of 2009 were $47.7 million, or 27.6% of revenue. Non-GAAP operating expenses for the quarter were $44.8 million or 25.9% of revenue.

Inventory turns remained consistent at 5.1 while DSO improved slightly to 53 days. Cash, cash equivalents, and investments increased to $134.6 million as of September 26, 2009.

Outlook:

The Company estimates that fourth quarter 2009 revenue will be between $175 million and $185 million. Non-GAAP gross margin is expected to be between 35% and 37% and non-GAAP operating expenses are expected to be between $46 million to $48 million. Fourth quarter net income is expected to range between $0.07 and $0.09 per share and non-GAAP net income is expected to range between $0.10 and $0.12 per share. Cash is expected to increase by about $15 million. As of today the Company is 91% booked to the midpoint of revenue guidance for the fourth quarter.

Additional Information Regarding September 26, 2009 Results:

GAAP and non-GAAP financial measures are presented in the tables below. Non-GAAP financial measures are reconciled to the corresponding GAAP financial measures in the financial statement portion of this press release.

GAAP RESULTS

	Three Months Ended					Nine Months Ended
	Q3 2009	Q2 2009	Change vs. Q2 2009	Q3 2008	Change vs. Q3 2008	Q3 2009	Q3 2008	Change vs. Q3 2008
Revenue	$173.0	$169.1	2%	$186.3	-7%	$461.0	$424.4	9%

GM	33.8%	32.3%	1.5%	31.4%	2.4%	29.6%	33.2%	-3.6%

Op Income (Loss)	$10.7	$4.3	149%	$12.3	-13%	$(1.7)	$17.0	-110%

Net Income (Loss)	$10.5	$3.9	169%	$11.8	-11%	$(1.2)	$19.7	-106%

Diluted EPS	$0.07	$0.03	$0.04	$0.08	$(0.01)	$(0.01)	$0.13	$(0.14)

NON-GAAP RESULTS A

	Three Months Ended					Nine Months Ended
	Q3 2009	Q2 2009	Change vs. Q2 2009	Q3 2008	Change vs. Q3 2008	Q3 2009	Q3 2008	Change vs. Q3 2008
Revenue	$173.0	$169.1	2%	$186.3	-7%	$461.0	$424.4	9%

GM	35.0%	33.2%	1.8%	33.0%	2.0%	30.7%	34.9%	-4.2%

Op Income (Loss)	$15.8	$11.7	35%	$17.5	-10%	$15.2	$30.8	-51%

Net Income (Loss)	$15.7	$11.5	37%	$17.1	-8%	$16.2	$33.5	-52%

Diluted EPS	$0.10	$0.08	$0.02	$0.12	$(0.02)	$0.11	$0.23	$(0.12)

A Excludes stock based compensation charges, a charge for an expected settlement of a lawsuit and certain charges associated with acquisitions.

Conference Call:

TriQuint will host a conference call this afternoon at 2:00 p.m. PDT to discuss the results for the quarter as well as our future expectations for the Company. To access the conference call, investors may dial (888) 813-6582 domestically or (706) 643-7082 internationally approximately ten minutes prior to the invitation of the teleconference using passcode 27063245. The call can also be heard via webcast accessed through the “Investors” section of TriQuint’s web site: www.triquint.com, or through www.Vcall.com. A replay will be available for 7 days by dialing (706) 645-9291, passcode 27063245.

Non-GAAP Financial Measures:

This press release provides financial measures for net income, diluted earnings per share, gross margin, operating expenses and operating income that exclude equity compensation expense, a charge for the anticipated settlement of a lawsuit, and certain charges associated with acquisitions, and are therefore not calculated in accordance with accounting principles generally accepted in the United States (“GAAP”). Management believes that these non-GAAP financial measures provide meaningful supplemental information regarding our performance that enhances management’s and investors’ ability to evaluate TriQuint’s operating results.

Forward-Looking Statements:

This press release contains forward-looking statements made pursuant to the Safe Harbor provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements include statements regarding the clearance of excess inventory in the WLAN market, TriQuint’s anticipated net income/(loss) and revenues, expected non-GAAP gross margins, operating expenses and net income and expected cash levels. Actual results may vary materially from those expressed or implied in the statements herein or from historical results, due to changes in economic, business, competitive, technological and/or regulatory factors, including TriQuint’s performance; demand for TriQuint’s products; ability to develop new products, improve yields, maintain product pricing and reduce costs; ability to win customers, increase our market share and continue to provide expected levels of inventory to customers; inventory levels in our markets and market conditions. Additional considerations and important risk factors are described in TriQuint’s reports on Form 10-K and 10-Q and other filings with the Securities and Exchange Commission. These reports can be accessed at the SEC web site, www.sec.gov. Except as required by law, we undertake no obligation to revise or publicly release the results of any revision to these forward-looking statements.

A reader of this release should understand that it is not possible to predict or identify all risk factors and should not consider the list to be a complete statement of all potential risks and uncertainties.

Facts About TriQuint

Founded in 1985, we “Connect the Digital World to the Global Network”® by supplying high-performance RF modules, components and foundry services to the world's leading communications companies. Specifically, TriQuint supplies products to four out of the top five mobile phone manufacturers, and is a leading gallium arsenide (GaAs) supplier to major defense and space contractors. TriQuint creates standard and custom products using advanced processes that include gallium arsenide, surface acoustic wave (SAW) and bulk acoustic wave (BAW) technologies to serve diverse markets including wireless handsets, laptops, GPS/PND, base stations, broadband communications and military. TriQuint is also the lead researcher in a multi-year DARPA program to develop advanced gallium nitride (GaN) amplifiers. TriQuint, as named by Strategy Analytics1, is the number-three worldwide leader in GaAs devices and the world’s largest commercial GaAs foundry. TriQuint has ISO9001 certified manufacturing facilities in Oregon, Texas, and Florida and a production plant in Costa Rica; design centers are located in North America and Germany. Visit TriQuint at www.triquint.com/rf to receive new product information and to register for our newsletters.

[1]	Announced February 2009 and May 2009, respectively.

Steve Buhaly VP of Finance & Administration, CFO TriQuint Semiconductor, Inc Tel: +1.503.615.9401 E-mail: sbuhaly@tqs.com	Heidi A. Flannery Investor Relations Counsel Fi. Comm Tel: +1.541.322.0230 E-Mail: heidi.flannery@ficomm.com	Media Contact: Brandi Frye Director, Marketing Comms TriQuint Semiconductor, Inc. Tel: +1.503.615.9488 E-mail: bfrye@tqs.com

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited)

(In thousands)

	September 26, 2009	June 27, 2009	December 31, 2008
Assets
Current assets:
Cash, cash equivalents and investments	$134,608	$99,430	$86,077
Accounts receivable, net	100,399	107,319	78,419
Inventories	91,293	88,226	108,260
Other current assets	24,773	25,471	23,399

Total current assets	351,073	320,446	296,155

Property, plant and equipment, net	268,517	265,066	264,250
Other, net	47,025	39,373	57,972

Total assets	$666,615	$624,885	$618,377

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable and accrued expenses	$77,889	$64,193	$56,556
Other accrued liabilities	18,217	14,562	12,775

Total current liabilities	96,106	78,755	69,331

Long term income tax liability	9,871	9,714	10,676
Other long-term liabilities	10,820	10,336	12,294

Total liabilities	116,797	98,805	92,301

Stockholders’ equity	549,818	526,080	526,076

Total liabilities and stockholders’ equity	$666,615	$624,885	$618,377

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

(In thousands, except per share amounts)

	Three Months Ended			Nine Months Ended
	September 26, 2009	June 27, 2009	September 27, 2008	September 26, 2009	September 27, 2008
Revenues	$172,955	$169,063	$186,347	$460,965	$424,442
Cost of goods sold	114,513	114,492	127,787	324,654	283,521

Gross profit	58,442	54,571	58,560	136,311	140,921

Operating expenses:
Research, development and engineering	28,282	27,467	25,234	78,971	66,841
Selling, general and administrative	19,408	19,851	21,148	56,067	56,187
In-process research and development	—	—	—	—	1,400
Settlement of lawsuit	—	2,950	—	2,950	—
Loss (gain) on disposal of equipment	14	4	(101)	22	(518)

Total operating expenses	47,704	50,272	46,281	138,010	123,910

Operating income (loss)	10,738	4,299	12,279	(1,699)	17,011

Other (expense) income:
Interest income	139	199	603	677	3,719
Interest expense	(179)	(224)	(134)	(721)	(148)
Foreign currency gain (loss)	60	(38)	136	(54)	715
Recovery of investment	—	—	—	—	105
Other, net	9	53	19	439	38

Other income (expense), net	29	(10)	624	341	4,429

Income (loss) before income tax	10,767	4,289	12,903	(1,358)	21,440

Income tax expense (benefit)	256	386	1,060	(126)	1,753

Net income (loss)	$10,511	$3,903	$11,843	$(1,232)	$19,687

Per Share Data
Basic per share net income (loss)	$0.07	$0.03	$0.08	$(0.01)	$0.14
Diluted per share net income (loss)	$0.07	$0.03	$0.08	$(0.01)	$0.13

Weighted-average shares outstanding:
Basic	150,878	148,063	145,029	148,789	143,897
Diluted	157,344	149,882	148,082	148,789	146,835

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

	Three Months Ended			Nine Months Ended
	September 26, 2009	June 27, 2009	September 27, 2008	September 26, 2009	September 27, 2008
Revenues	100.0%	100.0%	100.0%	100.0%	100.0%
Cost of goods sold	66.2%	67.7%	68.6%	70.4%	66.8%

Gross profit	33.8%	32.3%	31.4%	29.6%	33.2%

Operating expenses:
Research, development and engineering	16.4%	16.3%	13.5%	17.1%	15.7%
Selling, general and administrative	11.2%	11.8%	11.3%	12.2%	13.2%
In-process research and development	—	—	—	—	0.3%
Settlement of lawsuit	—	1.7%	—	0.6%	—
Loss (gain) on disposal of equipment	0.0%	0.0%	-0.1%	0.0%	-0.1%

Total operating expenses	27.6%	29.8%	24.7%	29.9%	29.1%

Operating income (loss)	6.2%	2.5%	6.7%	-0.3%	4.1%

Other income (expense):
Interest income	0.1%	0.1%	0.3%	0.1%	0.9%
Interest expense	-0.1%	-0.1%	-0.1%	-0.2%	-0.0%
Foreign currency gain (loss)	0.0%	-0.0%	0.1%	-0.0%	0.2%
Recovery of investment	—	—	—	—	0.0%
Other, net	0.0%	0.0%	0.0%	0.1%	0.0%

Other income (expense), net	0.0%	-0.0%	0.3%	0.0%	1.1%

Income (loss) before income tax	6.2%	2.5%	7.0%	-0.3%	5.2%

Income tax expense (benefit)	0.1%	0.2%	0.6%	0.0%	0.4%

Net income (loss)	6.1%	2.3%	6.4%	-0.3%	4.8%

SUPPLEMENTAL RECONCILIATION OF GAAP TO NON-GAAP RESULTS

(Unaudited)

(In thousands, except per share amounts)

	Three Months Ended						Nine Months Ended
	September 26, 2009		June 27, 2009		September 27, 2008		September 26, 2009		September 27, 2008
	(% of revenues)		(% of revenues)		(% of revenues)		(% of revenues)		(% of revenues)
GAAP GROSS PROFIT	$58,442	33.8%	$54,571	32.3%	$58,560	31.4%	$136,311	29.6%	$140,921	33.2%
Adjustment for equity compensation charges	1,268	0.7%	614	0.4%	1,163	0.6%	2,531	0.5%	3,248	0.7%
Adjustment for charges associated with acquisitions
Amortization of intangible assets	869	0.5%	793	0.5%	814	0.5%	2,471	0.5%	1,086	0.4%
Increase in value of inventory	—	0.0%	85	0.0%	966	0.5%	338	0.1%	2,672	0.6%

NON-GAAP GROSS PROFIT	$60,579	35.0%	$56,063	33.2%	61,503	33.0%	$141,651	30.7%	$147,927	34.9%

GAAP OPERATING EXPENSES	$47,704	27.6%	$50,272	29.8%	46,281	24.7%	$138,010	29.9%	$123,910	29.1%
Adjustment for equity compensation charges	(2,702)	-1.6%	(2,780)	-1.7%	(2,064)	-1.0%	(7,978)	-1.7%	(5,156)	-1.2%
Adjustment for settlement of lawsuit	—	0.0%	(2,950)	-1.7%	—	0.0%	(2,950)	-0.6%	—	0.0%
Adjustment for charges associated with acquisitions
Amortization of intangible assets	(214)	-0.1%	(202)	-0.2%	(205)	-0.1%	(621)	-0.1%	(273)	-0.1%
In-process research and development	—	0.0%	—	0.0%	—	0.0%	—	0.0%	(1,400)	-0.3%

NON-GAAP OPERATING EXPENSES	$44,788	25.9%	$44,340	26.2%	44,012	23.6%	$126,461	27.4%	$117,081	27.5%

GAAP OPERATING INCOME (LOSS)	$10,738	6.2%	$4,299	2.5%	12,279	6.7%	$(1,699)	-0.3%	$17,011	4.1%
Adjustment for equity compensation charges	3,970	2.3%	3,394	2.1%	3,227	1.7%	10,508	2.3%	8,404	1.9%
Adjustment for settlement of lawsuit	—	0.0%	2,950	1.7%	—	0.0%	2,950	0.6%	—	0.0%
Adjustment for charges associated with acquisitions	1,083	0.6%	1,080	0.7%	1,985	1.1%	3,430	0.7%	5,431	1.4%

NON-GAAP OPERATING INCOME	$15,791	9.1%	$11,723	7.0%	17,491	9.5%	$15,189	3.4%	$30,846	7.4%

GAAP NET INCOME (LOSS)	$10,511	6.1%	$3,903	2.3%	11,843	6.4%	$(1,232)	-0.3%	$19,687	4.8%
Adjustment for equity compensation charges	3,970	2.3%	3,394	2.1%	3,227	1.7%	10,508	2.3%	8,404	1.9%
Adjustment for settlement of lawsuit	-	0.0%	2,950	1.7%	-	0.0%	2,950	0.6%	-	0.0%
Adjustment for charges associated with acquisitions	1,207	0.7%	1,251	0.7%	1,985	1.1%	3,991	0.8%	5,431	1.4%

NON-GAAP NET INCOME	$15,688	9.1%	$11,498	6.8%	17,055	9.2%	$16,217	3.5%	$33,522	8.1%

GAAP DILUTED EARNINGS (LOSS) PER SHARE	$0.07		$0.03		$0.08		$(0.01)		$0.13
Adjustment for equity compensation charges	0.02		0.02		0.02		0.07		0.06
Adjustment for settlement of lawsuit	—		0.02		—		0.02		—
Adjustment for charges associated with acquisitions	0.01		0.01		0.02		0.03		0.04

NON-GAAP DILUTED EARNINGS PER SHARE	$0.10		$0.08		$0.12		$0.11		$0.23

GAAP COMMON SHARES ASSUMING DILUTION	$157,344		$149,882		$148,082		$148,789		$146,835
Adjustment for equity compensation charges	1,691		1,103		20		950		63

COMMON SHARES ASSUMING DILUTION EXCLUDING EQUITY COMPENSATION	$159,035		$150,985		$148,102		$149,739		$146,898